UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2018 (June 7, 2018)

AMERICAN POWER GROUP CORPORATION

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

2503 East Poplar Street

Algona, Iowa 50511

(Address of Principal Executive Offices, including Zip Code)

(515) 395-1360

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2018, American Power Group Corporation (“APGC” or the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Dual Fuel, LLC, an Arizona limited liability company (“DF”), whereby DF agreed to purchase, subject to certain conditions, 400,000,000 shares of APGC’s common stock at a purchase price of $.005 per share (the “Transaction”). DF will make an initial investment of five hundred thousand dollars ($500,000) for the purchase of one hundred million (100,000,000) shares of APGC’s common stock and commit to purchase three (3) additional separate blocks of one hundred million (100,000,000) shares within eighteen (18) months from closing of the Transaction. Advanced Green Innovations, LLC, an entity affiliated with DF has agreed to guaranty all payments due by DF with respect to the additional 300,000,000 shares to be purchased.

Due to the fact the per share purchase price is below the stated $.01 par value of the Company’s Common Stock, the Company must amend its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to decrease the par value to $.005 per share prior to the issuance of any share associated with the Transaction. All advances made by DF pursuant to the Purchase Agreement will be treated as deposits pending the filing of the certificate of amendment. The Company has agreed to take all action reasonably necessary to obtain the appropriate stockholder consent for the purpose of approving the certificate of amendment.

Amended and Restated Voting Agreement

In connection with the Transaction, the Company’s Amended and Restated Voting Agreement dated as of January 27, 2017, among the Company and certain investors, was amended and restated to provide that DF will have the rights for a period of 36 months from the closing of the Transaction to designate three of the five members of the Board of Directors. The Company’s CEO and Matt Van Steenwyk shall be the other designated directors.

Conversion of Series A, C, D, D2 and D3 Convertible Preferred Stock and Termination of Related Common Stock Purchase Warrants

In connection with the Transaction, holders of 100% of the Company’s Series C, D, D2 and D3 Convertible Preferred Stock and approximately 97% of Series A Convertible Preferred Stock converted their respective shares of Convertible Preferred Stock into approximately 61.8 million shares of the Company’s Common Stock pursuant to the terms each respective series of Preferred Stock. In addition, the holders agreed to terminate warrants to purchase approximately 81.8 million shares of the Company’s Common Stock issued in conjunction with the Preferred Stock and forgo payment of approximately $2 million of accrued but unpaid Preferred Stock dividends.

Termination of Common Stock Purchase Warrants and Stock Options

In connection with the Transaction, previously issued warrants and stock options to purchase approximately 28.8 million shares of the Company’s Common Stock were terminated with the holder’s consent.

Debt Settlement Agreement

In connection with the Transaction, the Company and its American Power Group, Inc. subsidiary (“APGI”) entered into a Confidential Settlement Agreement with WPU Leasing, LLC (“WPU”) whereby WPU agreed to forgo payment of approximately $2.37 million representing all outstanding principal and accrued but unpaid interest due under certain promissory notes issued by WPU through such date in return for APGI relinquishing ownership interest in all existing equipment owned by APGI but subject to a first security lien by WPU. In addition, WPU agreed to terminate warrants to purchase approximately 5.4 million shares of the Company’s Common Stock issued in conjunction with the promissory notes.

Amendment to Notes Payable

In conjunction with the Transaction, holders of the Company’s $3 million of Subordinated Contingent Convertible Promissory Notes (the “Notes”) agreed to extend the maturity of the Notes from June 30, 2018 until June 30, 2021. In addition, the holders have the option to convert the Notes into shares of the Company’s Common Stock at $.25 per share anytime with the balance automatically converting at the end of thirty-six (36) months into common shares at $.25 per share if not converted earlier.

Iowa State Bank Working Capital Line of Credit Extension

On June 7, 2018, APGI and Iowa State Bank, entered into a Change of Terms Agreement, pursuant to which the maturity of APGI’s $500,000 Revolving Line of Credit was extended to December 31, 2018.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

The offer and sale of the Common Stock associated with the Transaction were not registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of an exemption from the registration requirements under Section 4(2) and/or Rule 506 of Regulation D of the Securities Act.

Item 3.03	Material Modification of Rights of Security Holders

See the disclosures set forth in Item 1.01 above, which are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the completion of the Transaction described in Item 1.01 above, Neil Braverman, Maurice Needham and James Harger resigned from the Company’s Board of Directors and Kenneth Losch, Dr. Harry Kloor and Mark Killpack were appointed to the Company’s Board of Directors with the consent of the holders of a majority of the Company’s Convertible Preferred Stock, pursuant to the Amended and Restated Voting Agreement described in Item 1.01 above.

Mr. Losch, 58, is the founding member and since 2009 has been CEO of Advanced Green Technologies, ZHRO Power and ZHRO Solutions which are collectively focused on commercializing a suite of “green” technologies for use in the heavy truck transportation, stationary power generation and oil and gas markets. Mr. Losch also has more than 25 years of real estate development experience in both the United States and Canada including being the co-founder and principal of two real estate companies in Tempe, Arizona. Mr. Losch is also a founding board member of the TRACares Foundation, an entity that supports worthy causes locally and globally with the passion statement of “Empowering Community.”

Dr. Kloor, since April 2016, has served as Chief Science Officer of ZHRO Power. Dr. Kloor, holds two PhD’s from Purdue University, one in Physics and one in Chemistry. Dr. Kloor was one of the five original founding team members of the famed Ansari XPRIZE and served as its first Chief Science officer until 2015. He is also on the founding team members of for Singularity University and former part-time instructor. He has also served for decades as personal Science Advisor to X Prize Chairman and CEO Dr. Peter H. Diamandis on science and technology issues.

Dr. Kloor has worked with large number of scientific organizations, universities, the US Senate, government labs, and companies to advance exponential technologies ranging from energy solutions, robotics, holographic capture, virtual and augmented reality, artificial intelligence, deep machine learning, sensor networks, IOT and haptics. In addition, Dr. Kloor works in the advancement of advanced treatments and technologies in various areas of healthcare, and is a member of the Brain Mapping and Theraputics Society.

Mark Killpack, 59, has served since 2015, as the Director of Business Development Oil Field for ZHRO Power. Prior to joining ZHRO, Mr. Killpack was the Senior Vice President of Heavy Equipment for BOK Financial and responsible for the marketing of bank products to construction, transportation and industrial equipment distributors and rental companies. Prior to then, Mr. Killpack spent 20 years at The CIT Group, where he served as the Executive Vice President for the construction and industrial business unit that included an account portfolio of $6.5 billion.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Common Stock Purchase Agreement, dated May 31, 2018, between American Power Group Corporation and Dual Fuel, LLC.
10.2	AGI Guaranty, dated as of May 31, 2018, among American Power Group Corporation and Advanced Green Innovations, LLC.
10.3	Amended and Restated Voting Agreement, dated as of May 31, 2018, among American Power Group Corporation and the investors named therein.
10.4	Amendment to Promissory Notes and Wavier, dated as of May 31, 2018, among American Power Group Corporation and the holders of such Notes.
10.5	Change in Terms Agreement, dated as of June 7, 2018, among American Power Group, Inc. and Iowa State Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER GROUP CORPORATION

By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Executive Officer

Date: June 7, 2018